Exhibit 99.1
PRESS RELEASE
FOR IMMEDIATE RELEASE
06-05

Contacts:	James Haddox, CFO	Ken Dennard / ksdennard@drg-e.com
	Reba Reid	Lisa Elliott / lelliott@drg-e.com
	Quanta Services Inc.	DRG&E
	713-629-7600	713-529-6600
QUANTA SERVICES CONFIRMS FIRST QUARTER GUIDANCE
HOUSTON – April 11, 2006 – Quanta Services, Inc. (NYSE: PWR) today announced that it expects to meet or exceed the upper end of its previously announced guidance of $460 million in revenues and net income per diluted share of $0.03 for the three months ended March 31, 2006.
     “Our year is off to a strong start. An initial review of our first quarter performance indicates that we will meet or exceed the upper end of our guidance for the quarter, including internal growth of more than 20 percent. Our strong financial position and existing national labor force enable us to effectively respond to the increased need for infrastructure services,” said John R. Colson, chairman and chief executive officer of Quanta Services. “We expect to see continued improvements in earnings as we progress through 2006.”
     Quanta expects to announce complete first quarter results on or about May 4, 2006. The timing of the press release and subsequent conference call and web cast will be announced later this month.
     Quanta Services, Inc. is a leading provider of specialized contracting services, delivering end-to-end network solutions for electric power, gas, telecommunications and cable television industries. The company’s comprehensive services include designing, installing, repairing and maintaining network infrastructure nationwide.
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This press release contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to projected revenues and earnings per share and other financial and operating results, capital expenditures, growth in particular markets, benefits of the Energy Policy Act of 2005, strategies, expectations, intentions, plans, future events, performance, underlying assumptions, and other statements that do not relate strictly to historical or current facts. Although Quanta’s management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. These statements can be affected by inaccurate assumptions and by a variety of risks and uncertainties, including, among others, quarterly variations in operating results; adverse changes in economic conditions in relevant markets; the ability to effectively compete for market share; beliefs and assumptions about the collectibility of receivables; the inability of customers to pay for services; the financial distress of Quanta’s casualty insurance carrier that may require payment for losses that would otherwise be insured; liabilities for claims that are self-insured or for claims that Quanta’s casualty insurance carrier fails to pay; potential liabilities relating to occupational health and safety matters; estimates relating to the use of percentage-of-completion accounting; dependence on fixed price contracts; rapid technological and structural changes that could reduce the demand for services; the ability to obtain performance bonds; cancellation provisions within contracts; the replacement of contracts as they are completed or expire; the ability to effectively integrate the operations of acquired businesses; retention of key personnel and qualified employees; the impact of a unionized workforce on operations and the ability to complete future acquisitions; growth outpacing infrastructure; risks associated with operating in international markets; potential exposure to environmental liabilities; requirements relating to governmental regulation; the ability to continue to meet the requirements of the Sarbanes-Oxley Act of 2002; the cost of borrowing, availability of credit, debt covenant compliance and other factors affecting financing activities; the ability to generate internal growth; the adverse impact of goodwill impairments; and the potential conversion of outstanding convertible subordinated notes. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Quanta does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to Quanta’s reports filed with the Securities and Exchange Commission.
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